UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2009

KEMET Corporation

(Exact Name of Registrant As Specified In Charter)

Delaware	0-20289	57-0923789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC 29681
(Address of Principal Executive Offices, including  Zip Code)

(864) 963-6300
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The KEMET Corporation (the “Company”) tender offer (the “Tender Offer”) to purchase any and all of its outstanding 2.25% Convertible Senior Notes due 2026 (the “Notes”) expired at 11:59 p.m., New York City time, on June 26, 2009 (the “Expiration Date”). On June 30, 2009, the Company announced the acceptance for purchase of all outstanding Notes that were validly tendered and not validly withdrawn as of the Expiration Date. Based on final information provided to the Company by D.F. King & Co., Inc., the information agent and depositary for the Tender Offer, $93,919,000 in aggregate principal amount of Notes, representing approximately 53.67 percent of the aggregate principal amount of the outstanding Notes prior to the completion of the Tender Offer, were validly tendered and accepted for purchase in the Tender Offer, at a purchase price of $400 per $1,000 principal amount of Notes, plus accrued and unpaid interest up to, but not including, the date of purchase. The aggregate consideration (including accrued and unpaid interest) for the accepted Notes of $37,831,747.19, which was deposited with The Depository Trust Company (“DTC”) on June 30, 2009, will be delivered promptly to tendering holders by DTC. The Company borrowed the necessary funds to pay for the accepted Notes by drawing $37,831,747.19 under the term loan provided pursuant to the Amended and Restated Credit Agreement, dated as of June 7, 2009, as amended, by and among the Company, certain of the Company’s subsidiaries and K Financing, LLC, an affiliate of Platinum Equity Capital Partners II, L.P. (the “Amended and Restated Platinum Credit Facility”), and caused such funds to be deposited with DTC. To pay for the expenses incurred in connection with the Tender Offer and the related transactions, the Company borrowed $10,000,000 under the working capital loan facility provided pursuant to the Amended and Restated Platinum Credit Facility.

In addition, as a result of the funding of the Amended and Restated Platinum Credit Facility, the previously announced amendments to the Company’s credit facilities with UniCredit Corporate Banking S.p.A., entered into in connection with the Tender Offer, have become effective.

On June 30, 2009, upon consummation of the Tender Offer and the closing of the term loan under the Amended and Restated Platinum Credit Facility, the Company (i) issued a warrant (the “Closing Warrant”) to, and entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with, K Financing, LLC and (ii) entered into a Corporate Advisory Services Agreement (the “Corporate Advisory Services Agreement”) with Platinum Equity Advisors, LLC (“Platinum Advisors”), in each case substantially in the forms previously disclosed.

The Closing Warrant entitles K Financing LLC to purchase, subject to its terms and conditions, up to 80,544,685 shares of the Company’s common stock, representing approximately 49.9% of the Company’s outstanding common stock on a post-Closing Warrant basis, at an initial exercise price of $0.50 per share. The number of shares issuable under the Closing Warrant and the exercise price of the Closing Warrant are subject to certain adjustments, among other matters, so long as any Notes remain outstanding (excluding for this purpose any Notes beneficially owned by Platinum Equity Capital Partners II, L.P., K Financing, LLC, or any of their affiliates), in the event of certain issuances by the Company of additional shares of common stock (whether or not K Financing, LLC agrees to such future issuance) such that the Closing Warrant shall continue to represent the right to purchase up to 49.9% of the Company’s outstanding common stock on a post-Closing Warrant basis at a maximum aggregate purchase price of $40,272,343.  The Closing Warrant expires 10 years from its date of issuance.

Pursuant to the terms of the Investor Rights Agreement, the Company has, subject to certain terms and conditions, granted K Financing, LLC board observation rights which permit K Financing, LLC to designate up to three individuals to observe meetings of the Company’s board of directors (the “Board”) and receive information provided to the Board.  In addition, the Investor Rights Agreement provides K Financing, LLC with certain preemptive rights.  Subject to the terms and limitations described in the Investor Rights Agreement, in connection with any proposed issuance of securities, the Company would be required to offer to sell to K Financing, LLC a pro rata portion of such securities equal to the percentage determined by dividing the number of shares of common stock held by K Financing, LLC plus the number of shares of common stock issuable upon exercise of the Closing Warrant, by the total number of shares of common stock then outstanding on a fully diluted basis. The Investor Rights Agreement also provides K Financing, LLC with certain registration and information rights.

The Corporate Advisory Services Agreement has a term of at least four years, pursuant to which the Company will pay an annual fee of $1,500,000 to Platinum Advisors for certain advisory services.

The foregoing descriptions of the Closing Warrant, the Investor Rights Agreement and the Corporate Advisory Services Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference, are qualified in their entireties by reference to the full text of those documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02. The Closing Warrant was issued in a private offering pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(2) and Rule 506 thereunder, and the shares of common stock issuable upon exercise of the Closing Warrant will be issued pursuant to an exemption from the registration requirements of the Securities Act.

Item 8.01	Other Events.

On June 30, 2009, the Company announced the expiration and results of the Tender Offer.

Attached hereto as Exhibit 99.1 and incorporated herein by reference to this Item 8.01 is the press release announcing the expiration and results of the Tender Offer.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMET Corporation

Date: June 30, 2009	/s/ William M. Lowe Jr.
William M. Lowe, Jr.
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 30, 2009 (incorporated by reference to Exhibit (a)(10) filed with the Company’s Amendment No. 7 to Schedule TO, filed with the SEC on June 30, 2009).

10.1	Warrant to Purchase Common Stock, dated June 30, 2009, issued by the Company to K Financing, LLC.

10.2	Investor Rights Agreement, dated June 30, 2009, between the Company and K Financing, LLC.

10.3	Corporate Advisory Services Agreement, dated June 30, 2009, between the Company and Platinum Equity Advisors, LLC.